Exhibit 10.93

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT



         This Agreement, made and entered into as of March 13, 1997 by and between Hungarian Telephone and Cable Corp., a corporation organized and existing under the laws of Delaware (hereinafter, together with the subsidiaries, called the "Company"), and James G. Morrison (hereinafter called the "Optionee").

         WHEREAS, Optionee is the Company's President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement dated as of October 17, 1996 ("Employment Agreement");

         WHEREAS, the Employment Agreement contemplates a grant of an option for services performed in 1996 by the Optionee and the Company desires to grant such option;

         WHEREAS, the Compensation-Stock Option Committee (the "Committee") of the Board of Directors of the Company by resolutions adopted as of December 9, 1996, and the Board of Directors of the Company by resolutions adopted at a meeting on December 9, 1996, authorized the granting of options to Optionee pursuant to the terms of the Company's 1992 Incentive Stock Option Plan, as amended (the "Plan").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is understood and agreed:

          1. Option to Purchase. The Company hereby grants to Optionee the irrevocable right and option to purchase from the Company 30,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), upon the terms and conditions hereinafter set forth (the "Option"). The Option is intended to be a Non-Qualified Stock Option as defined in the Plan

          2. Purchase Price. The purchase price payable to the Company for the shares to be acquired pursuant to the exercise of the Option shall be $8.75 per share, as determined by the Employment Agreement subject, however, to adjustment as provided in Section 10 of the Plan).

          3. Manner of Exercise of Option.

         (a) Optionee can exercise the Option to purchase on a cumulative basis all or any part of the number of shares subject to the Option, and such right shall be a continuing one during the term of the Option period until the number of shares subject to the Option stated in paragraph 1 have been purchased;

         (b) If the Option shall be exercised by the legal representative of Optionee or by a person who acquired the Option by bequest or inheritance or by reason of the death of Optionee, within one year following Optionee's death, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise the Option.

          4. Subject to Plan. The Option and its exercise are subject to the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules promulgated pursuant to the Plan by the Committee or the Board of Directors of the Company.

          5. Basic Term of Option. The term of the Option shall be for a period of 5 years from April 1, 1997 through March 31, 2002, subject to earlier termination as provided herein and in the Plan.

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          6.  Restrictions on Exercise.  This Option may be exercised only with respect to full shares and no fractional share of Common Stock shall be issued.

         7. Notice of Exercise of Option. This Option shall be exercised in whole or in part by written notice to the Company addressed to the General Counsel, or such person as the Committee may designate, at the principal United States office of the Company, such notice to be delivered either personally or by registered or certified mail, specifying the number of shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the shares being purchased (the "Exercise Date"). Such notice shall state the number of shares Optionee (or such other person as may be exercising the right to purchase hereunder) elects to purchase under this Option at such time of exercise (not exceeding the maximum number of shares subject to purchase hereunder, less the number of shares previously acquired pursuant to this Option). Payment for shares purchased pursuant to the exercise of the Option, or any installment thereof, must be made in cash in United States dollars.

         8. Purchase for Investment. Except as hereafter provided, Optionee shall, upon any exercise of the Option, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which Optionee represents and warrants that Optionee is purchasing or acquiring the shares of Common Stock acquired under the Option for Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any such shares of Common Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the shares of Common Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by the Company, prior to any offer for sale or sale of such shares of Common Stock, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing requirements shall not apply to (i) issuances by the Company, upon exercise of the Option, so long as the shares of Common Stock being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares of Common Stock by affiliates of the Company as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act if the shares of Common Stock being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

         9. Rights as a Stockholder. After receipt of the notice of exercise and the purchase price as provided in paragraph 7, the Company shall cause to be issued and delivered such certificates in such denominations as Optionee may direct, representing the number of fully paid, nonassessable shares of Common Stock so purchased, registered in the name of Optionee, but Optionee shall have no right as a stockholder with respect to any shares covered by this Option until the issuance of such stock certificates, and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such stock certificates are issued except as may be otherwise provided for in the Plan. The Company agrees to promptly seek all consents of regulatory bodies and other governmental agencies as may be necessary to issue the Common Stock so purchased by Optionee. All stock so purchased shall be issued by the later of:
(i) 20 days after the payment of the purchase price; or (ii) five business days after the receipt of any and all regulatory and governmental consents referred to in the preceding sentence of this paragraph 9.

         10. Transfer of Option. This Option cannot be transferred by Optionee, whether by operation of law or otherwise, other than by will or the laws of descent and distribution or by a qualified domestic relations order, and can be exercised during Optionee's lifetime only by Optionee.

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         11.  Termination  of  Employment  Except Upon Death.  In the event that
Optionee shall cease to be employed by the Company or any of its subsidiaries (whether as an employee, officer or consultant) for any reason other than his death, Optionee shall have the right (subject to the restrictions set forth in Section 7(f) of the Plan) to exercise the Option as to any shares still subject to the Option at any time within three months after such termination of employment (twelve months if termination was due to Disability or Retirement), to the extent that, on the day preceding the date of termination of employment, the Option had not previously been exercised in full. If however, during the five-year term of the Option, the Employee ceases to be employed by the Company as an employee or officer subsequent to the termination of his Employment Agreement and the Option had not previously been exercised in full, the Company agrees to retain the Optionee as a non-paid Consultant through March 31, 2002 unless the Company and Employee have otherwise agreed on a paid consulting position to cover such period.

         12. Death of Optionee. If Optionee shall die while in the employ of the Company and shall not have fully exercised the Option, an Option may be exercised in full (subject to the restrictions set forth in Section 7(f) of the
Plan), to the extent it had not previously been exercised, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

         If the Optionee shall die within three (3) months after his employment (whether as an employee, consultant or officer) with the Company terminated and shall not have fully exercised the Option, an Option may be exercised (subject to the limitations on exercisability set forth in Subsection 7(f) of the Plan) to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised, at any time within twelve months after the Optionee's death, by the executors or administrators of the Optionee's estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

         13. Right to Terminate Employment. Neither this Agreement nor the Option shall impose any obligations on the Company or any subsidiary corporation thereof to continue the employment of any Optionee or impose any obligation on the part of the Optionee to remain in the employ of the Company. All such employment matters shall be governed by the Employment Agreement.

         14. Approvals. Notwithstanding anything in this Agreement to the contrary, this Agreement and the Option shall become null and void if any governmental body having jurisdiction over the issuance of the Option or the shares of Common Stock subject thereto shall not approve the issuance of the Option or the issuance of the shares of Common Stock subject thereto.

         15. Notices. Any notice to be given by the Optionee hereunder shall be sent to the Company at its principal United States office, and any notice from the Company to the Optionee shall be sent to the Optionee at the Company's Budapest, Hungary office; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

         IN WITNESS WHEREOF, this Agreement is made as of the date first shown herein above.

                                       HUNGARIAN TELEPHONE AND
                                        CABLE CORP.


                                       By: /s/ Ronald E. Spears
                                           Ronald E. Spears
                                           Compensation-Stock
                                            Option Committee



                                       JAMES G. MORRISON


                                          /s/ James G. Morrison

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